Exhibit 4.2

ARTICLES OF AMENDMENT

TO THE ARTICLES OP INCORPORATION OF

INVESTORS TITLE COMPANY

The undersigned incorporators of Investors Title Company hereby execute these Articles of Amendments for the purpose of amending the Articles of Incorporation of said corporation:

1. The name of the corporation is Investors Title Company.

2. The Articles of Incorporation of the corporation is hereby amended as follows:

ARTICLE IV

The corporation shall be authorized to issue 6,000,000 shares of common stock at no par value.

3. This amendment is made by the incorporators before the issuance of any shares.

IN WITNESS WHEREOF, we have hereunto set our hands this 8th day of February, 1973.

/s/ J. Allen Fine
J. Allen Fine
/s/ Henry W. Lewis, Jr.
Harry W. Lewis, Jr.
/s/ Kemp M. Causey
Kemp M. Causey

NORTH CAROLINA

ORANGE COUNTY

I, Vickie C. Woods, a Notary public, hereby certify that on this 8th day of February, 1973, personally appeared before me J. Allen Fine, Harry W. Lewis, Jr., and Kemp M. Causey, who being by me first duly sworn, severally declared that they signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Vickie C. Woods
Notary Public
My commission expires:
January 25, 1976